EXHIBIT (8)(e)(1)

AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT (AMERICAN FUNDS)

AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT

BETWEEN AMERICAN FUNDS SERVICE COMPANY, AMERICAN FUNDS

DISTRIBUTORS, INC. AND

ML LIFE INSURANCE COMPANY OF NEW YORK

THIS AMENDMENT, dated as of the 1st day of March, 2005, by and among American Funds Service Company, a California company (the “Transfer Agent”), American Funds Distributors, Inc., a California company (the “Underwriter”) and ML Life Insurance Company of New York, a New York life insurance company (the “Company”),

WITNESSETH

WHEREAS, the Transfer Agent, the Underwriter and the Company heretofore entered into a Participation Agreement dated October 11, 2002, (the “Agreement”) with regard to separate accounts established for variable life insurance and/or variable annuity contracts offered by the Company, and

WHEREAS, the Transfer Agent, the Underwriter and the Company desire to amend Schedule(s) A and B to the Agreement in accordance with the terms of the Agreement

NOW, THEREFORE, in consideration of the above premises, the Transfer Agent, the Underwriter and the Company hereby agree

1.	Amendment Schedule(s) A and B to this Agreement are amended in their entirety and are replaced by the Schedule(s) A and B attached hereto

2.	Effectiveness The revised Schedule(s) A and B of the Agreement shall be effective as of the date hereof

3.	Continuation Except as set forth above, the Agreement shall remain in full force and effect in accordance with its terms

4.	Counterparts This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original

(Signatures located on following page)

IN WITNESS WHEREOF, the Transfer Agent, the Underwriter and the Company have caused this Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

AMERICAN FUNDS SERVICE COMPANY		ML LIFE INSURANCE COMPANY OF NEW YORK

By	/s/ Angela M. Mitchell	By	/s/ Edward W. Diffin Jr.
Name	Angela M. Mitchell	Name	Edward W. Diffin Jr.
Title	Secretary	Title	VP & Sr Counsel
Date	3/15/05	Date	3/17/05

AMERICAN FUNDS DISTRIBUTORS, INC.

By	/s/ Bruce L. DePriester
Name	Bruce L. DePriester
Title	Sr. VP Finance
Date	3/14/05

Schedule A

SEPARATE ACCOUNTS UTILIZING THE FUNDS

ML of New York Variable Annuity Separate Account D

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

Merrill Lynch IRA Annuity

Contract No. MLNY-VA-006

Merrill Lynch Investor ChoiceSM Annuity

Contract No. MLNY-VA-010

As of March 4, 2005

Schedule B

Designated Portfolio and Class

	Merrill Lynch Investor Choice Annuity	Merrill Lynch IRA Annuity
The Bond Fund of America, Inc.	Class F	Class A

The Growth Fund of America, Inc.	Class F	Class A

The Income Fund of America, Inc.	Class F	Class A

Investment Company of America	Class F	Class A

The EuroPacific Growth Fund	Class F

As of March 4, 2005